Exhibit 99.1

ADAPTHEALTH CORP.

FOR IMMEDIATE RELEASE

AdaptHealth Appoints Harriss Currie as Chief Financial Officer

PLYMOUTH MEETING, Pa. – September 8th 2026 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today that its Board of Directors has named Harriss T. Currie as its Chief Financial Officer, effective September 9, 2026. Mr. Currie will assume CFO responsibilities from Jason Clemens, who will assist with the transition through October 1, 2026.

Mr. Currie previously served as the CFO for Luminex Corp (Nasdaq: LMNX) for more than 15 years until its sale to DiaSorin in 2021. He has more recently held CFO roles at Health Track Rx from 2025 to 2026 and from Impulse Dynamics from 2022 to 2023, and served as President of the Regenerative Medicine division of 3D Systems (NYSE: DDD) from 2023 to 2025.

Mr. Currie holds an MBA from the McCombs School of Business at the University of Texas at Austin and previously served as an audit manager at Deloitte & Touche.

“We are delighted to welcome Harriss to AdaptHealth and look forward to the meaningful contributions we expect he will make in both the short and long term,” said Suzanne Foster, Chief Executive Officer. “We appreciate Jason’s years of service and are particularly thankful for the strong team and structure he has left for Harriss to build on.”

“I am excited to join AdaptHealth and to lead the finance team through our next phase of growth. In evaluating this opportunity, I saw a strong leadership team, solid financial processes, and a business that has put strategic contracts in place to position itself for meaningful revenue and EBITDA growth. I am truly excited and appreciative of this opportunity,” said Mr. Currie.

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

ADAPTHEALTH CORP.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.5 million patients annually in all 50 states through its network of approximately 670 locations in 48 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Luke Montgomery, CFA

SVP, Investor Relations

luke.montgomery@adapthealth.com

IR@adapthealth.com